EXHIBIT 23.2

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1998 on Hospitality Properties Trust included in Health and Retirement Properties Trust's Form 8-K dated February 27, 1998 and to all references to our Firm included in this registration statement.


                                               /s/ ARTHUR ANDERSEN LLP
Washington, D.C.
March 5, 1998

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Health and Retirement Properties Trust's registration statement on Form S-3 of our report dated February 3, 1998 included in Marriott International, Inc.'s Form 10-K for the fiscal year ended January 2, 1998 (File No. 1-12188) and to all references to our Firm included in this registration statement.



                                               /s/ ARTHUR ANDERSEN LLP


Washington, D.C.
March 5, 1998